EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of CBIZ, Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 7, 2010

P2 CAPITAL MASTER FUND I, LP			P2 CAPITAL PARTNERS, LLC

By:		P2 Capital Partners, LLC,
		as Investment Manager	By:	s/Claus Moller
Name: Claus Moller
By:		s/Claus Moller		Title: Managing Member
Name: Claus Moller
Title: Managing Member

P2 CAPITAL MASTER FUND II, LLC			P2 CAPITAL MASTER FUND VI, LP

By:		P2 Capital Partners, LLC,	By:	P2 Capital Partners, LLC,
		as Investment Manager		as Investment Manager

	By:	s/Claus Moller	By:	s/Claus Moller
		Name: Claus Moller		Name: Claus Moller
		Title: Managing Member		Title: Managing Member

s/Claus Moller
Claus Moller